UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  September 13, 2017

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNumber)

345 Park Avenue
New York, NY 10154
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On September 13, 2017, the Board of Directors of Bristol-Myers Squibb Company (the “Company”) elected Karen H. Vousden, Ph.D., 60, to serve as a member of the Board of Directors, effective January 1, 2018.  The size of the Board of Directors was increased to eleven, effective January 1, 2018,  in connection with Dr. Vousden’s election.

Dr. Vousden serves as Group Leader at the Francis Crick Institute in London and the Chief Scientist at Cancer Research UK. The Board of Directors has determined that Dr. Vousden is independent under the New York Stock Exchange Listing Standards and the independence standards adopted by the Board of Directors. Dr. Vousden will serve as a member of the Science and Technology Committee, effective January 1, 2018.

Dr. Vousden was not selected as a director pursuant to any arrangement or understanding between her and any other person. There are no related party transactions between the Company and Dr. Vousden.

Dr. Vousden will receive compensation for her services on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors, including an annual retainer of $100,000 and an annual award of deferred share units valued at $170,000 on the date of grant. In addition, she will receive an annual retainer of $15,000 for her service as a member of the Science and Technology Committee effective January 1, 2018.

A copy of the press release announcing Dr. Vousden’s election is attached to this report as Exhibit 99.1.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: September 13, 2017	By:	/s/ Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Corporate Secretary